Exhibit 99.17.2

Mechanical Technology Incorporated

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

(18 U.S.C. Section 1350)

In connection with the Quarterly Report of Mechanical Technology Incorporated (the "Company") on Form 10-Q for the period ended September 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Cynthia A. Scheuer, Chief Financial Officer of the Company, certify, pursuant to the requirements of Section 906 of the Sarbanes-Oxley Act of 2002, (18 U.S.C. Sections 1350(a) and (b)), that, to the best of my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); and

(2)	The information in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 14, 2002

s/Cynthia A. Scheuer __

Cynthia A. Scheuer

Chief Financial Officer